EXHIBIT 10

Amendment
to the
Omnibus Benefit Restoration Plan of Sonoco Products Company

Whereas, Sonoco Products Company (the “Company”) presently maintains the Omnibus Benefit Restoration Plan of Sonoco Products Company, amended and restated as of January 1, 2015 (the “Plan”); and
Whereas, the Company has reserved the right to amend the Plan by action of the Board’s Executive Compensation Committee under Section 9.1 of the Plan; and
Whereas, the Company would like to amend how Eligible Compensation is calculated for individuals who become eligible to be active Participants in the DC SERP Benefit under Article 6 after the effective date of this amendment;
Now, therefore, be it resolved that effective May 1, 2015:
1. Plan Section 2.13(a) shall be deleted in its entirety and replaced with the following:

“(a)
General Rule. Except as otherwise provided in sections 2.13(b), (c), and (d) below, “Eligible Compensation” means the sum of the total base salary received by the Participant for the Plan Year and any annual bonus earned by the Participant for the Plan Year (even if such bonus is actually paid in a subsequent year).”

2. Plan Section 2.13(d) shall be added to the Plan to read as follows:

“(d)
DC SERP Benefit. For the purpose of determining Eligible Compensation for calculating benefits under section 6.2 for an Employee who becomes an active Participant with respect to the DC SERP Benefit described in Article 6 on or after May 1, 2015, “Eligible Compensation” includes the amounts described in section 2.13(a) for the Plan Year that are earned during the time period in which the Employee is an active Participant under the rules of section 6.1. Annual bonuses earned during a Plan Year in which the Employee was an active Participant for only a portion of the Plan Year shall be prorated between the number of days of active Participation and the number of days of non-participation (and/or inactive Participation), and only the portion allocated to the period of the Plan Year in which the Employee was an active Participant shall be included in Eligible Compensation. This section 2.13(d) does not apply to periods of active Participation that began prior to May 1, 2015.